                                                                     EXHIBIT 4.2

                         REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of March   , 1997, among
                                                           --
COMPUTER GENERATED SOLUTIONS, INC., a Delaware corporation (the "Company"), and Philip Friedman and Victor Friedman (Philip Friedman and Victor Friedman together being the "Stockholders").

                             W I T N E S S E T H :
                             ---------------------

          WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purpose, among others, of establishing registration rights for the Holders (as hereinafter defined).

          NOW, THEREFORE, the parties hereby agree as follows:

          1.  Definitions.  For purposes of this Agreement, the following terms
              -----------
shall have the following meanings:

          "Blackout Period" shall mean any Section 6(a) Period and any Section
           ---------------
6(b) Period.

          "Effective Period" shall mean a period commencing on the date of this
           ----------------
Agreement and ending on the first date as of which all Registrable Securities cease to be Registrable Securities.

          "IPO" has the meaning specified in Section 3(a).
           ---

          "Holders" shall mean each Stockholder and each Permitted Assignee that
           -------
becomes a holder of Registrable Securities, provided that if such Person is not a Stockholder, such Permitted Assignee has agreed in writing to become a Holder hereunder and to be bound by the terms and conditions of this Agreement.

          "Permitted Assignee" shall mean (w) Philip Friedman and Victor
           ------------------
Friedman and any of their descendants; (x) a spouse or surviving spouse (even if remarried) of any individual named or described in (w) above; (y) any estate, trust, guardianship, custodianship, curatorship or other fiduciary arrangement for the primary benefit of any one or more of the individuals named or described in (w) or (x) above; and (z) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more of the individuals and entities named or described in (w), (x), and (y) above.

          "Prospectus" shall mean the prospectus included in any Registration
           ----------
Statement, as amended or supplemented by any prospectus supplement and by all other amendments and supplements, including post-effective amendments and supplements and all material incorporated by reference in such prospectus.

          "Registrable Securities" shall mean any and all shares of common stock
           ----------------------
of the Company (the "Common Shares") which are, on or after the date hereof, held by any of the Stockholders or issuable to any of the Stockholders upon the conversion or exercise of any warrant, right or other security or which are, on or after the date hereof, issued as a dividend or other distribution with respect to, in exchange for or in replacement of, any Common Shares or other securities of the Company. Common Shares shall not cease to be Registrable Securities because of their transfer to a Permitted Assignee.

          "Registration Statement" means any registration statement (including a
           ----------------------
Shelf Registration) of the Company referred to in Section 3 or 4, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Section 6(a) Period" has the meaning specified in Section 6(a).
           -------------------

          "Section 6(b) Period" has the meaning specified in Section 6(b).
           -------------------

          "Securities Act" means the Securities Act of 1933, as amended,
           --------------
including the rules and regulations promulgated thereunder.

          "Shelf Registration" means a "shelf" registration statement on an
           ------------------
appropriate form pursuant to Rule 415 under the Securities Act (or any successor rule that may be adopted by the SEC).

          "underwritten registration or underwritten offering" shall mean an
           --------------------------------------------------
offering in which securities of the Company are sold to an underwriter for reoffering to the public.

          2.  Securities Subject to this Agreement.  The securities entitled to
              ------------------------------------
the benefits of this Agreement are the Registrable Securities. For the purposes of this Agreement, as to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities only when and to the extent that (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities are distributed to the public pursuant to and in accordance with Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such Registrable Securities have been otherwise transferred to a party that is not a Permitted Assignee or (iv) such Registrable Securities have ceased to be outstanding.

          3.  Piggy-Back Registration Rights.  (a)  If, at any time after the
              ------------------------------
effective date of an initial public offering of Common Shares pursuant to a registration statement filed under the Securities Act (an "IPO"), the Company proposes to register any securities under the Securities Act in connection with any offering of its securities, whether or not for its own account, the Company shall (i) give written notice at least fifteen business days prior to the filing thereof to each Holder of Registrable Securities, specifying the approximate date on which the Company proposes to file such Registration Statement and the intended method of distribution in connection therewith, and advising such Holder of such Holder's right to have any or all of the Registrable Securities then held by such Holder included among the securities to be covered thereby and
(ii) at the written request of any such Holder given to the Company at least two business days prior to the proposed filing date, include among the securities covered by such Registration Statement the number of Registrable Securities that such Holder shall have requested be so included. Subject to reduction in accordance with paragraph (b) of this Section 3, the Company shall cause the Registration Statement to include the Registrable Securities requested to be included in the Registration Statement.

          (b) If the lead managing underwriter of an underwritten offering made pursuant to this Section 3(a) shall advise the Company in writing (with a copy to the Holders of Registrable Securities participating in such offering) that, in its opinion, the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Company, the Company will reduce the Registrable Securities to be included in such offering to the number which the Company is so advised can be sold in such offering within such price range. Any such reduction shall be on a pro rata basis based on the total number of Registrable Securities to be included in such Registration Statement by the Company and stockholders of the Company, including Holders of Registable Securities.

          (c) Nothing in this Section 3 shall create any liability on the part of the Company to the Holders of Registrable Securities if the Company for any reason should decide not to file a Registration Statement proposed to be filed under Section 3(a) or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

          (d) A request by Holders to include Registrable Securities in a proposed offering pursuant to Section 3(a) shall not be deemed to be a request for a demand registration pursuant to Section 4.

          4.  Demand Registration Rights.  (a)  Upon the written request of a
              --------------------------
Holder or Holders of Registrable Securities that the Company effect the registration with the SEC, under and in accordance with the provisions of the Securities Act, of all or part of such Holder's or Holders' Registrable Securities and specifying the aggregate number of shares of Registrable Securities requested to be so registered, the Company will promptly give written notice of such requested registration to all other Holders of Registrable Securities. Within 15 days after receipt of the Company's notice each such other Holder shall notify the Company in writing as to whether such Holder wishes to have any or all of its Registrable Securities included in such requested registration. Thereupon, the Company shall use its best efforts to file a Registration Statement as expeditiously as practicable (the terms of any underwritten offering or other distribution to be determined by the Holders of a majority of the Registrable Securities so requested to be registered). The Holders shall have unlimited rights to make demand registrations; provided, however, that the Company shall not be required to take any action pursuant to this Section 4:

             (i) if the Company has effected a registration pursuant to this
     Section 4 within the 90-day period next preceding such request;

             (ii) if the Company shall at the time have effective a Shelf Registration pursuant to which the Holder or Holders that requested registration could effect the disposition of such Registrable Securities pursuant to an underwritten offering or such other method of distribution requested by such Holder or Holders; or

             (iii)  during the pendency of any Blackout Period;

          and provided, further, that the Company shall be permitted to satisfy
              --------  -------
its obligations under this Section 4(a) by amending (to the extent permitted by applicable law) any Shelf Registration previously filed by the Company under the Securities Act so that such Shelf Registration (as amended) shall permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a demand for registration has been made under this Section 4(a).

          (b) The Company will not include any securities that are not Registrable Securities in any Registration Statement (including a Shelf Registration referred to in the second proviso of Section 4(a)) filed pursuant to a demand made under this Section 4 without the prior written consent of the Holders of a majority in number of the Registrable Securities covered by such Registration Statement (including a Shelf Registration referred to in the second proviso of Section 4(a)).

          (c) If the lead managing underwriter of an underwritten offering made pursuant to this Section 4 shall advise the Company in writing (with a copy to the Holders of Registrable Securities participating in such offering) that, in its opinion, the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Holders of a majority in number of the Registrable Securities requested to be included in such offering, the Company will reduce the Registrable Securities requested to be included in such offering to the number which the Company is so advised can be sold in such offering within such price range. Any such reduction shall be on a pro rata basis based on the total number of Registrable Securities to be included in such Registration Statement by each Holder.

          5.  Selection of Underwriters.  In connection with any offering
              -------------------------
pursuant to a Registration Statement filed pursuant to a demand made in accordance with Section 4, the Company shall have the right to select a managing underwriter or underwriters to administer the offering, so long as such managing underwriter or underwriters shall be reasonably satisfactory to Holders of a majority in number of the Registrable Securities to be included in such offering; provided, however, that such Holders shall have the right to select one co-managing underwriter, so long as such co-managing underwriter shall be reasonably satisfactory to the Company. The managing underwriter or underwriters selected by the Company shall be deemed reasonably satisfactory to Holders of a majority in number of the Registrable Securities to be included in such offering unless such Holders send a written notice of objection to the Company within 10 days of receipt of notice from the Company of the appointment of a managing underwriter or underwriters and the co-managing underwriter selected by such Holders shall be deemed to be reasonably satisfactory to the Company unless the Company sends a written notice of objection to such Holders within 10 days of receipt of notice from such Holders of the appointment of a co-managing underwriter.

          6.  Blackout Periods.  (a)  If the Company determines in good faith
              ----------------
that the registration and distribution of Registrable Securities (or the use of the Registration Statement or related Prospectus) would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving the Company or any of its subsidiaries (or would require premature disclosure thereof) and promptly gives the Holders of Registrable Securities written notice of such determination, the Company shall be entitled to postpone the filing of the Registration Statement, any amendment thereto or any Prospectus supplement otherwise required to be prepared and filed by the Company pursuant to Section 3 or 4 and/or elect that the Registration Statement (including any Prospectus contained therein) not be used for a reasonable period of time, but not to exceed 90 days (a "Section 6(a) Period"). Any such written notice shall contain a general statement of the reasons for such postponement or restriction on use and an estimate of the anticipated delay. The Company shall promptly notify each Holder of the expiration or earlier termination of a Section 6(a) Period.

          (b) If (i) during the Effective Period, the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan on Form S-8 or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to any Common Shares and (ii) with reasonable written prior notice, (A) the Company (in the case of a non-underwritten offering pursuant to such registration statement) advises the Holders in writing that a sale or distribution of Registrable Securities would adversely affect such offering or
(B) the managing underwriter or underwriter (in the case of an underwritten offering) advise the Company in writing (in which case the Company shall notify the Holders), that a sale or distribution of Registrable Securities would adversely impact such offering, then each Holder shall refrain from effecting any sale or distribution of Registrable Securities (other than any Registrable Securities included in any Registration Statement), including sales pursuant to Rule 144 under the Securities Act, during the 10-day period prior to, and during the 180-day period beginning on, the effective date of such registration statement (a "Section 6(b) Period"); provided that this Section 6(b) shall not
                                     --------
restrict the offer or sale of any Registrable Securities which have already been registered pursuant to a Registration Statement or otherwise relieve the Company of its obligations pursuant to Sections 3 and 4.

          (c) The period for which a Registration Statement shall be kept effective pursuant to Section 7(b) shall be extended by a number of days equal to the number of days of any Blackout Period occurring during such period. The beginning of any Blackout Period shall be at least 120 days after the end of any prior Blackout Period. Notwithstanding anything to the contrary contained herein, the aggregate number of days included in all Blackout Periods during any consecutive 18 months during the Effective Period shall not exceed 180 days.

          (d) During the five day period prior to, and during the 90 day period commencing on, the effective date of a registration statement filed by the Company on behalf of Holders in connection with an underwritten offering pursuant to Section 4(a), the Company hereby agrees not to effect (except pursuant to employee benefit plans or to the extent permitted by Holders of a majority of outstanding Registrable Securities) any public sale or distribution of Common Shares.

          7.  Registration Procedures.  If and whenever the Company is required
              -----------------------
to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible:

          (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof proposed by the Holders of Registrable Securities to be included in such Registration Statement, and use its best efforts to cause such Registration Statement to become and remain effective in accordance with the provisions hereof;

          (b) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement as may be necessary to maintain the effectiveness of such registration and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of (x) the date which is 180 days after the effective date of such registration statement and (y) such time as all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (it being understood that the Company at its option may determine to maintain such effectiveness for a longer period, whether pursuant to a Shelf Registration or otherwise), and cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act for such period of time as a Prospectus is required to be delivered; provided, however,
                                                          --------  -------
     that a reasonable time before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Holders of Registrable Securities, the managing underwriter and their respective counsel for review and comment, copies of all documents proposed to be filed and shall not file any such documents (other than as aforesaid) to which any of them reasonably object prior to the filing thereof;

          (c) furnish to each Holder of such Registrable Securities and to any underwriter in connection with an underwritten offer such number of conformed copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits) and such number of copies of any Prospectus or Prospectus supplement and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter (the Company hereby consents to the use (subject to the limitations set forth in the last paragraph of this Section 7) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

          (d) use its best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or "blue sky" laws of such jurisdictions as each Holder of such Registrable Securities shall reasonably request, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 7(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (e) notify each Holder of any such Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the

     Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amendment or supplement to such Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (f) notify each such Holder of Registrable Securities covered by such Registration Statement at any time:

                  (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

                  (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for other additional information;

                  (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation (or any overt threats) of any proceedings for such purposes;

                  (iv) of the receipt by the Company of any notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation (or overt threats) of any proceeding for that purpose; and

                  (v) if at any time the representations and warranties of the Company contemplated by paragraph (i)(i) below cease to be true and correct in all material respects;

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders an earnings statement that shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this paragraph if it has complied with Rule 158 of the Securities Act;

          (h) use its best efforts to cause all such Registrable Securities to be listed on any securities exchange or automated quotation system on which the class of Registrable Securities being registered is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or market, as the case may be, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

          (i) enter into agreements (including an underwriting agreement in the form customarily entered into by the Company in a comparable underwritten offering) and take all other appropriate and all commercially reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                  (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by the Company to underwriters in comparable underwritten offerings;

                  (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions shall be reasonably satisfactory (in form, scope and substance) to the managing underwriters, if any, and the Holders of a majority in number of the Registrable Securities being sold) addressed to all such Holders of Registrable Securities included in such Registration Statement and the underwriters covering the matters customarily covered in opinions requested in comparable underwritten offerings by the Company;

                  (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by independent accountants in connection with comparable underwritten offerings on such date or dates as may be reasonably requested by the managing underwriter;

                  (iv) provide the indemnification in accordance with the provisions and procedures of Section 10 hereof to all parties to be indemnified pursuant to such Section; and

                  (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in number of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with clause (f) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

          (j) cooperate with the Holders of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters to facilitate, to the extent reasonable under the circumstances, the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request and/or in a form eligible for deposit with the Depository Trust Company;

          (k) make available for inspection by any Holder included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), reasonable access to appropriate officers of the Company and the Company's subsidiaries to ask questions and to obtain information reasonably requested by such Inspector and all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that the Company
                     --------  -------
     determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission of a material fact in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors; and provided, further, that each Holder agrees that it will, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of such Records; and

          (l) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company will use all commercially reasonable efforts promptly to obtain its withdrawal.

          The Company may require each Holder as to which any registration is being effected to furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

          Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(e) or Section 7(f)(iii) or (iv), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(e) or, in the case of any such notice of an event of the kind described in Section 7(f)(iii) or (iv), until it is advised (the "Advice") in writing by the Company that the use of the applicable Prospectus can be resumed, and, in any such case, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 7(b) shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 7(e) or Section (f), as the case may be, through the date when each Holder of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 7(e) or the Advice, as the case may be.

          8.  Registration Expenses.  With respect to a Demand Registration or
              ---------------------
Piggy-Back Registration, the Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations made pursuant to Sections 3 or 4 as the case may be, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the Holders (it being understood that only fees and disbursements of one counsel to all Holders of Registrable Securities shall be paid and borne by the Company), but excluding underwriting discounts and commissions relating to Registrable Securities.

          9.  Rule 144.  The Company agrees that it shall timely file the
              --------
reports required to be filed by it under the Securities Act or the Exchange Act (including, without limitation, the reports under sections 13 and 15(d) of the Exchange Act referred to in paragraph (c)(l) of Rule 144 under the Securities
Act), and shall take such further actions as any Holder may reasonably request, all to the extent required to enable Holders to sell Registrable Securities, from time to time, pursuant to the resale limitations of (a) Rule 144 under the Securities Act, as such rule may be hereafter amended, or (b) any similar rules or regulations hereafter adopted by the SEC. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement verifying that it has complied with such requirements.

          10.  Indemnification; Contribution.  (a)  Indemnification by the
               -----------------------------
Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities included in any Registration Statement, its trustees, officers and directors and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon, any such untrue statement or omission made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel expressly for use therein. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers, directors and agents and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders. Notwithstanding the foregoing provisions of this Section 10(a), the Company will not be liable to any Holder, any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such Holder or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), under the indemnity agreement in this Section 10(a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such Holder's or other Person's failure to send or deliver a copy of a final Prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final Prospectus and the Company has previously furnished copies thereof to such Holder and underwriter in accordance with this Agreement.

          (b)  Indemnification by Holders of Registrable Securities.  In
               ----------------------------------------------------
connection with the any registration of Registrable Securities pursuant to this Agreement, each Holder of Registrable Securities included in such registration shall furnish to the Company and any underwriter in writing such information, including the name, address and the amount of Registrable Securities held by such Holder, as the Company or any underwriter reasonably requests for use in the Registration Statement relating to such registration or the related Prospectus and agrees to indemnify and hold harmless the Company, all other Holders and any underwriter, each such party's officers and directors and each Person who controls each such party (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses) incurred by each such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing or (ii) any omission or alleged omission to state therein a material tact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company or any underwriter by such Holder or its counsel specifically for inclusion therein.

          (c)  Conduct of Indemnification Proceedings.  Any Person entitled to
               --------------------------------------
indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Section 10 (provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this
Section 10 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, if (i) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of such action, or (ii) the actual or potential defendants in, or targets of, any such action include both the indemnifying party and such indemnified party and such indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and such indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party, then such indemnified party shall have the right to employ separate counsel, in which case the fees and expenses of one counsel or firm of counsel (plus one local counsel or firm of counsel) selected by a majority in interest of the indemnified parties shall be borne by the indemnifying party and the fees and expenses of all other counsel retained by the indemnified parties shall be paid by the indemnified parties. No indemnified party shall consent to entry of any judgment or enter into any settlement without the consent (which consent, in the case of an action, suit, claim or proceeding shall not be unreasonably withheld) of each indemnifying party.

          (d)  Contribution.  If the indemnification from the indemnifying party
               ------------
provided for in this Section 10 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(c), any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          If indemnification is available under this Section 10, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Section 10(a) or (b), as the case may be, without regard to the relative fault of such indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 10(d).

          (e) The provisions of this Section 10 shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement. The indemnification provided by this Section 10 shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party, so long as such indemnified party does not act in a fraudulent, reckless or grossly negligent manner.

          11.  Participation in Underwritten Offerings.  No Holder may
               ---------------------------------------
participate in any underwritten offering hereunder unless such Holder (a) in the case of a registration pursuant to Section 3, agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Company in its reasonable discretion and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          12.  Miscellaneous.  (a)  Remedies.  Each Holder, in addition to being
               -------------        --------
entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

          (b)  Amendments and Waivers.  Except as otherwise provided herein, the
               ----------------------
provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Securities then outstanding.

          (c)  Notices.  Notices, requests, permissions, waivers, and other
               -------
communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective Persons giving them (in the case of any corporation the signature shall be by an officer thereof) and delivered by hand, deposited in the United States mail (registered or certified, return receipt requested), properly addressed and postage prepaid, or delivered by telecopy:

          If to a Stockholder, to:

          Philip Friedman
          33 Vanderbilt Drive
          Livingston, New Jersey  07039
          Telephone:  (201) 716-0067

          Victor Friedman
          8 Jan Lane
          Woodbury, New York 11797
          Telephone:  (516) 921-0055

          If to the Company, to:

          COMPUTER GENERATED SOLUTIONS, INC.
          1675 Broadway
          New York, New York 10019
          Telephone:  (212) 408-3800
          Telecopy:  (212) 977-7474
          Attention:  General Counsel

          (d)  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors and assigns of each of the parties; provided, however, that any successor to a Holder shall have agreed in writing to become a Holder under this Agreement and to be bound by the terms and conditions hereof.

          (e)  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          (f)  Descriptive Headings.  The descriptive headings used herein are
               --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (g)  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          (h)  Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

          (i)  Entire Agreement.  This Agreement is intended by the parties as a
               ----------------
final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                       COMPUTER GENERATED SOLUTIONS, INC.

                       By:
                          ----------------------------------
                          Name:
                          Title:

                       -------------------------------------
                       Philip Friedman

                       -------------------------------------
                       Victor Friedman